UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CITIZENS FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2020

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdictionof incorporation )	(Commission File No.)	(IRS EmployerIdentification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non- Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange

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Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Citizens Financial Group, Inc. (the “Company”) today announced that it will include Robert G. Leary in its slate of candidates standing for election to the Company’s board of directors at its annual meeting of stockholders on April 23, 2020. Mr. Leary, 58, most recently served as the Chief Executive Officer of the Olayan Group, an international investor and a diverse commercial and industrial group, from May 2017 to July 2019.

The Company also announced that Mark Casady has notified the Company that he will not be standing for re-election at the Company’s 2020 annual meeting of stockholders in order to focus on his other business commitments. Mr. Casady’s decision not to stand for re-election was not as a result of any disagreement with the Company. Mr. Casady, who has served on the Citizens Board since 2014, will continue to serve as director and as a member of the Company’s Compensation and Human Resources and Risk Committees until his current term expires at the April 2020 annual meeting of stockholders.

A copy of the Company’s press release announcing Mr. Leary’s inclusion as a nominee to the board of directors and Mr. Casady’s notification to not stand for re-election to the board of directors is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	Exhibit Number	Description

(d)	Exhibit 99.1	Press Release issued by the Company, dated February 24, 2020

	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Date: February 24, 2020

Exhibit 99.1

February 24, 2020	Media: Peter Lucht - 781.655.2289
Investors: Ellen A. Taylor - 203.900.6854

Citizens Financial Group Announces Addition to 2020 Board of Directors Slate

Robert Leary, Former CEO of Olayan Group, to Stand for Election

Mark Casady will Not Stand for Re-election to Focus on Other Business Commitments

PROVIDENCE, RI — Citizens Financial Group, Inc. (NYSE: CFG) today announced that it will include Robert G. Leary in the slate of candidates standing for election to the company’s board of directors at its annual meeting of stockholders on April 23, 2020. Leary, 58, most recently served as Chief Executive Officer of the Olayan Group, an international investor and a diverse commercial and industrial group, from May 2017 until July 2019.

Citizens also announced that Mark Casady has decided not to stand for re-election in order to focus on other business commitments. Casady, who has served on the Citizens board since 2014, will continue to serve as director and as a member of the board’s Compensation and Human Resources and Risk Committees until his term expires at the April meeting.

“We are pleased that Rob has agreed to stand for election to our board of directors. His experience leading and growing complex, broad-based financial organizations will be valuable as we advance our strategic growth plans and work towards becoming a top-performing bank,” said Chairman and Chief Executive Office Bruce Van Saun. “I’d also like to thank Mark for his strong counsel and service over the last six years – a highly successful and transformative period for Citizens.”

Prior to joining the Olayan Group, Leary served as CEO of Nuveen, a U.S.-based investment management firm that was acquired in 2014 by TIAA-CREF, now known as TIAA. He joined TIAA-CREF in 2013 and was instrumental in the acquisition and invigoration of Nuveen as well as its integration with TIAA’s pre-existing asset management business. Leary previously held senior roles at J.P. Morgan & Co., AIG and ING.

Leary serves on the board of Intact Financial Corp., a major insurer publicly listed in Canada. He also serves on the board of the non-profit National Forest Foundation, an organization that helps conserve and protect US national forests. He holds a bachelor’s degree in political science from Union College and a law degree from Fordham University.

Citizens Financial Group, Inc.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $165.7 billion in assets as of December 31, 2019. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,100 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services, including lending and deposits, capital markets, treasury services, foreign exchange and interest rate products and asset finance. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Citizens Financial Group, Inc. (“Citizens”) plans to file a proxy statement and accompanying solicitation materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The proxy statement will contain important information about Citizens, the 2020 Annual Meeting, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE ACCOMPANYING SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Citizens, its directors, and certain of its executive officers and other agents may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the 2020 Annual Meeting. Information regarding the names of Citizens’ directors, nominees, and executive officers and their respective interests in Citizens will be set forth in the proxy statement and accompanying solicitation materials and in their respective Statements of Change in Ownership on Form 4 filed with the SEC after the date of the proxy statement. These documents (when they become available) and any and all documents filed by Citizens with the SEC, may be obtained by stockholders free of charge on the SEC’s website at www.sec.gov. Copies will also be available free of charge on Citizens’ website at www.investor.citizensbank.com.

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CFG-IR